UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 20, 2006
                 Date of Report (Date of earliest event reported

                               Subjex Corporation
             (Exact name of registrant as specified in its charter)

               Minnesota                   0-29711                41-1596056
    (State or other jurisdiction    (Commission File Number)    (IRS Employer
          of Incorporation)                                   Identification No)


5720 Smetana Drive, Suite 325 Minnetonka, MN                        55343
(Address of principal executive offices)                          (Zip Code)

                                 (952) 931-0501
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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A. REPORT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 20, 2006 a material event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. Subjex Corporation's board of directors had made two additions to the board of directors. The addition to the board of directors was Brian K. Ahern, and Sharon R. Hyder. Both Mrs. Hyder and Mr. Ahern have been long time consultants with Subjex Corporation.

In addition to being the CEO's mother, Sharon R. Hyder holds a Bachelor of Arts in Business and Accounting, and an MBA in Business and Finance. Her extensive industry certifications and IRS/tax/audit training make her well suited for board membership with an impressive background in public private and academic work.

Brain K. Ahern brings a BA in international business degree to Subjex Corporation. As a senior financial consultant with American Express Financial Brian advised on 15 to 20 million dollar budgets; designed and spearheaded marketing pilot programs that are still in use today. Brian also developed international distribution relationships with global conglomerates to bring products to the Middle East. The diversity and depth of his experience with Fortune 500 and international companies offers Subjex Corporation the opportunity to become a global competitor. Brian also holds a series 6 & 7 securities license.

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8K filing as defined by the SEC.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Subjex Corporation
(Registrant)



By /s/ Andrew Hyder

(Signature)


Andrew Hyder, CEO (acting CFO)
February 22th 2006